AMENDMENT
                             DATED FEBRUARY 16, 2007
                                     TO THE
  DISTRIBUTION AND SHAREHOLDER SERVICES PLAN--ADVISOR CLASS AND C-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

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                                   EXHIBIT B

                               RYDEX SERIES FUNDS
           DISTRIBUTION AND SHAREHOLDER SERVICE FEES - C-CLASS SHARES

RYDEX FUNDS - C-CLASS

      U.S. Government Money Market Fund
      Nova Fund
      Inverse S&P 500 Fund (formerly Ursa Fund)
      OTC Fund
      Inverse Government Long Bond Fund (formerly Juno Fund)
      Mid-Cap Advantage Fund (formerly Medius Fund)
      Inverse OTC Fund (formerly Arktos Fund)
      Government Long Bond Advantage Fund (formerly U.S. Government Bond) Russell 2000 Advantage Fund (formerly Mekros Fund)
      Europe Advantage Fund (formerly Large-Cap Europe Fund)
      Japan Advantage Fund (formerly Large-Cap Japan Fund)
      Large-Cap Value Fund
      Large-Cap Growth Fund
      Mid-Cap Value Fund
      Mid-Cap Growth Fund
      Inverse Mid-Cap Fund
      Small-Cap Value Fund
      Small-Cap Growth Fund
      Inverse Russell 2000 Fund (formerly Inverse Small-Cap Fund)
      Dynamic Strengthening Dollar Fund (formerly Strengthening Dollar Fund) Dynamic Weakening Dollar Fund (formerly Weakening Dollar Fund)
      Sector Rotation Fund
      Multi-Cap Core Equity Fund (formerly Core Equity Fund)
      Absolute Return Strategies Fund
      Hedged Equity Fund
      Market Neutral Fund
      Banking Fund
      Basic Materials Fund
      Biotechnology Fund
      Commodities Fund
      Consumer Products Fund
      Electronics Fund
      Energy Fund
      Energy Services Fund
      Financial Services Fund
      Health Care Fund
      Internet Fund
      Leisure Fund
      Precious Metals Fund
      Real Estate Fund
      Retailing Fund

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      Technology Fund
      Telecommunications Fund
      Transportation Fund
      Utilities Fund
      S&P 500 Fund
      Russell 2000 Fund
      EPT Moderate Fund
      EPT Conservative Fund
      EPT Aggressive Fund
      Managed Futures Fund
      HIGH YIELD STRATEGY FUND
      INVERSE HIGH YIELD STRATEGY FUND

DISTRIBUTION AND SHAREHOLDER SERVICE FEES

Distribution Services ........................  Seventy-Five basis points (.75%)

Shareholder Services .........................  Twenty-Five basis points (.25%)

CALCULATION OF FEES

Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.